UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2021

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Oscar Health, Inc. (the “Company”) approved grants of performance-based restricted stock units (the “Performance Awards”) under the Company’s 2021 Incentive Award Plan (the “Plan”) to certain of the Company’s executive officers, including one of its named executive officers, Meghan Joyce, the Company’s Chief Operating Officer, and R. Scott Blackley, the Company’s Chief Financial Officer (the “Executive Officers”). The Committee approved the following grants of Performance Awards to the Executive Officers:

Executive Officer	Dollar-Denominated Value	Performance Awards(1)
Meghan Joyce, Chief Operating Officer	$3,500,000	224,503
R. Scott Blackley, Chief Financial Officer	$3,500,000	224,503

(1)

The number of shares of the Company’s Class A common stock subject to the Performance Award was determined by dividing the dollar-denominated value of the Performance Award by the average per share closing price of the Company’s Class A common stock for the 30 consecutive trading days prior to (and including) the date immediately preceding the grant date.

The Committee designed the Performance Awards to incentivize the Executive Officers to achieve the profitability of the Company’s insurance business by December 31, 2023 and to further promote retention of the Executive Officers. The Committee believes the Performance Awards further align the Executive Officers’ interests with those of the Company’s long-term stockholders because the vesting of the Performance Awards will depend on the achievement of a financial objective that the Committee believes is an important milestone in the Company’s growth and profitability.

Each Performance Award represents a contingent right to receive one share of Class A common stock. The Performance Awards are subject to performance and time-based vesting conditions. The Performance Awards will be eligible to vest only if the Company achieves an InsuranceCo Combined Ratio of 100% or less for the fiscal year ending December 31, 2023 (the “Performance Target”). “InsuranceCo Combined Ratio” is defined as the sum of Medical Loss Ratio and InsuranceCo Administrative Expense Ratio, each as reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ending December 31, 2023, or any comparable set of terms as determined by the Committee in its discretion.

If the Performance Target is achieved, then the Performance Awards will vest in full on September 1, 2024, subject to the applicable Executive Officer’s continuous service through such date.

If the Performance Target is achieved and the Executive Officer experiences a “qualifying termination” (as defined in such Executive Officer’s employment agreement) in calendar year 2024, then the Performance Award will vest in full immediately prior to such termination date.

If a “change in control” (as defined in the Plan) occurs on or prior to December 31, 2023, then the Performance Target will be deemed achieved and the Performance Awards will convert into time vesting awards. In addition, the Performance Awards will vest in full in the event the Executive Officer experiences a qualifying termination on or within 12 months following a Change in Control.

Item 8.01. Other Events.

On August 31, 2021, the Committee approved grants of stock options (the “Options”) and restricted stock units (the “RSUs” and, together with the Options, the “Pull Forward Awards”) under the Plan to certain of the Company’s executive officers, including the Executive Officers. The Committee approved the following grants of Pull Forward Awards to the Executive Officers:

Executive Officer	Options - Dollar- Denominated Value	Options(1)	RSUs - Dollar- Denominated Value	RSUs(2)
Meghan Joyce, Chief Operating Officer	$1,750,000	263,210	$1,750,000	112,251
R. Scott Blackley, Chief Financial Officer	$1,750,000	263,210	$1,750,000	112,251

(1)

The number of shares of Class A common stock subject to the Option award was determined by dividing the dollar-denominated value of the Option award by the per share Black Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements. The Options have an exercise price of $15.59 per share.

(2)

The number of shares of Class A common stock subject to the RSU award was determined by dividing the dollar-denominated value of the RSU award by the average per share closing price of the Company’s Class A common stock for the 30 consecutive trading days prior to (and including) the date immediately preceding the grant date.

The Committee granted the Pull Forward Awards in lieu of anticipated annual equity awards to the Executive Officers for the calendar year 2022 in order to further incentivize and retain the Executive Officers.

The Options vest over a four-year period in 16 equal quarterly installments beginning on December 1, 2021, subject in each case to the Executive Officer’s continued service. Each RSU represents a contingent right to receive one share of Class A common stock. The RSUs vest over a four-year period in 16 equal quarterly installments beginning on December 1, 2021, subject in each case to the Executive Officer’s continued service. The Options and RSUs are subject to accelerated vesting and exercise provisions contained in each of the Executive Officers’ respective employment agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

By:	/s/ R. Scott Blackley
Name:	R. Scott Blackley
Title:	Chief Financial Officer

Date: September 2, 2021